                                                                  EXHIBIT 10.271

                                 SCHEDULE NO. 6
                     Schedule of Indebtedness and Collateral

To Master Security Agreement, dated April 5, 2000, between the undersigned Secured Party and Debtor.

This Schedule of Indebtedness and Collateral incorporates the terms and conditions of the above-referenced Master Security Agreement.

This is Originally Executed Copy No. 1 of 1 originally executed copies. Only transfer of possession by Secured Party of Originally Executed Copy No. 1 shall be effective for purposes of perfecting an interest in this Schedule by possession.

The equipment listed on this Schedule will be located at:

4411 South 40th Street       Phoenix                AZ          85040
-----------------------      -------                --          -----
Address                      City                   State       Zip Code

Debtor grants to Secured Party a security interest in the property described below, along with all present and future attachments and accessories thereto and replacements and proceeds thereof, including amounts payable under any insurance policy, all hereinafter referred to collectively as "Collateral".

Collateral Description (Describe Collateral fully including make, kind of unit, model and serial numbers and any other pertinent information.)

Two (2) 2000 Kenworth Model W900B Tractors, VIN # 1XKWDB9X1YR860513 & 1XKWDR9X8YR860308

And all tires, wheels, additions, substitutions, attachments, replacements and accessions thereof, plus the proceeds of all the foregoing.

2095B (8/00) Schedule of Indebtedness and Collateral - Declining Principal
Balance: Fixed Rate Attach to Master Security Agreement 2094.  Page 1 of 2

Debtor promises to pay Secured Party (i) the total PRINCIPAL sum of $68, 570.00 in 36 (total number) principal payments $1, 904.72 each commencing on__________________ and a like sum on a like date of each month thereafter until fully paid, provided however that the final payment shall be in the amount of the unpaid balance,

PLUS (ii) INTEREST on the unpaid balance at the rate of 5.9% per annum payable monthly until the principal balance has been paid in full. Payment shall be made at the address of Secured Party shown on the Master Security Agreement or such other place as Secured Party may designate from time to time.

Special Provisions.

If this Schedule of Indebtedness is prepaid prior to the date provided for repayment in the Schedule of Indebtedness, the Debtor agrees to pay the following fees: During the first loan year - No Prepayment Allowed; during the second loan year - 3% of the then unpaid balance, prepayment is allowed thereafter with no prepayment penalty assessed.

ACCEPTED______________________

SECURED PARTY:

THE CIT GROUP/EQUIPMENT FINANCING, INC.

By_________________________Title_______________________________

EXECUTED ON 2/2/2004

DEBTOR:

Ready Mix, Inc.

By Clinton Tryon           Title   Sec/Treas.

2095B (8/00) Schedule of Indebtedness and Collateral - Declining Principal
Balance: Fixed Rate Attach to Master Security Agreement 2094.        Page 2 of 2